UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

Vision-Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 365-0600

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Compensatory Arrangements of Certain Officers.

(e) The Company and Mr. Ron Hadani, formerly chief executive officer and member of the board of directors of the Company, entered into a separation and release agreement pursuant to which Mr. Hadani resigned as an officer of the Company and its subsidiaries and as member of its Board, effective November 9, 2009.  Pursuant to this agreement, and in lieu of his existing contractual benefits, the Company granted Mr. Hadani three years to exercise his vested stock options, to November 9, 2012, and agreed to pay Mr. Hadani 15 months of monthly net COBRA health insurance premiums, 15 months of base salary and two weeks of base salary for accrued vacation time.  The Company and Mr. Hadani also exchanged  mutual releases and other customary covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Warren Bielke
	Name:	Warren Bielke
	Title:	Interim Chief Executive Officer

Date:  November 24, 2009

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